Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2016 relating to the financial statements, which appears in Foamix Pharmaceuticals Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2015.

Tel-Aviv, Israel	Kesselman & Kesselman
January 10, 2016	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited